UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2017

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 26, 2017, Proteostasis Therapeutics, Inc.’s Chief Financial Officer, James DeTore, provided notice of his resignation from the Company, effective February 10, 2017, for personal reasons. The Company has commenced a search for a replacement. Brett Hagen, the Company’s Controller and Principal Accounting Officer since May 2016, will assume certain of Mr. DeTore’s duties on an interim basis. Prior to joining Proteostasis, Mr. Hagen served as a controller for BIND Therapeutics, Inc. (NASDAQ: BIND), Vice President, Finance/Segment Controller of Boston Private Financial Holdings (NASDAQ: BPFH), Manager of SEC Financial Reporting and Technical Account of The Princeton Review, Controller of BioProcessors Corporation and held a number of positions at PricewaterhouseCoopers LLP. He received a B.A. from University of Minnesota, a Master in Accountancy from Wright State University and a M.S. in Finance from Suffolk University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Jeffrey M. Held
Jeffrey M. Held
General Counsel and Secretary